Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-171615) and Registration Statement on Form S-8 (No. 333-148983) of Protalix BioTherapeutics, Inc. of our report dated February 23, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
February 23, 2011

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O. Box 452 Tel-Aviv 61003 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il